SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

O.A.K. FINANCIAL CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
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(4)	Date filed: ____________________________________________________________________________

O.A.K. FINANCIAL CORPORATION

April 4, 2003

To Our Shareholders:

        As many of you may have been aware, one of our shareholders had informed the Company that he intended to nominate two persons for election to the Board of Directors in opposition to two of the four nominations being presented by your Board of Directors at the Company’s 2003 Annual Meeting. We are pleased to inform you that on April 1, 2003, we received written confirmation from that shareholder’s legal counsel that the shareholder will not be making any nominations to the Company’s Board of Directors at the 2003 Annual Meeting, that no proxies will be solicited on behalf of his nominees, and, therefore, that he has withdrawn from the proxy contest.

        We would also like to take this opportunity to remind you that in order to accommodate everyone who wishes to attend our 2003 Annual Meeting, a single, evening event will be held this year. Beginning with a punch bowl at 6:00 p.m., we will convene our Annual Meeting and Shareholder Reception at 6:30 p.m. on Thursday, April 24, 2003, at the Pinnacle Center in Hudsonville, Michigan. We will conduct our mandatory business meeting first, followed by a reception at which hors d’oeuvres and other refreshments will be served. Please note that a full dinner will not be served, although there will be ample hors d’oeuvres. Our directors and staff will be available to speak individually with you at the reception.

        I encourage you to join us on Thursday, April 24, 2003 to learn more about the many important things that are happening within our organization. We have planned an informative and entertaining event and I am confident that you will find it time well spent. Please contact Joy Jones (616-662-3176) or me (616-662-3113) with any questions.

        Thank you for your continuing interest in OAK Financial Corporation.

Sincerely,

Patrick K. Gill
President and CEO